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                                                                  EXHIBIT 10.43

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT is made and entered into as of this 10th day of June 1998, by and between GEORGE H. WELLS ("Employee") and CENTRUM INDUSTRIES, INC. ("Corporation").

                               W I T N E S S E T H

         WHEREAS, Employee and Corporation entered into an Amended and Restated Employment Agreement ("Agreement") effective as of the 1st day of September 1996 whereby the Corporation employed the Employee as President and Chief Executive Officer; and

         WHEREAS, the Agreement was amended as of June 10, 1997; and

         WHEREAS, the parties hereto desire to [FURTHER] amend the Agreement and paragraph 11 of the Agreement requires that all amendments shall be in writing.

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Paragraphs 2.1 and 2.2 are amended in their entirety to read as follows:

                  "2.1 The term of this Agreement shall begin on the effective date set forth above and shall continue for a period of three (3) years.

                  2.2 This Agreement shall automatically renew for additional three (3) year terms unless terminated in writing by either party hereto, notice of termination to be given not less than sixty (60) days prior to the commencement of a new term."

         2.       Paragraph 3.1 is amended in its entirety to read as follows:

                  "3.1 The Employee shall be paid a salary of Two Hundred Thirty Thousand Dollars ($230,000.00) per year payable in twenty-four (24) equal bi-monthly installments on the 15th and last day of each month."

         3.       Paragraph 3.7 is amended in its entirety to read as follows:

                  "3.7 In the event Employee's employment is terminated other than for "Cause" (as defined in Section 2.3) at any time prior to the expiration of the then current term of this Agreement, the Corporation shall pay to Employee as severance compensation an amount equal to twenty-four (24) times Employee's base monthly cash compensation then in effect, together with any bonuses earned pursuant to paragraph 3.2 hereof but not yet paid and the pro rata amount of the Performance Bonus that the Employee would otherwise have earned under the terms of paragraph 3.3 hereof had this Agreement not been terminated."

         4.    A NEW PARAGRAPH 3.8 IS ADDED AS FOLLOWS:

                         "THE CORPORATION SHALL PAY EMPLOYEE UPON THE EXECUTION OF THIS AGREEMENT, AND ANNUALLY THEREAFTER ON THE LAST DAY OF THE CORPORATION'S FISCAL YEAR COMMENCING MARCH 31, 1999, AN AMOUNT WHEN GROSSED UP FOR ALL APPLICABLE TAXES WILL ENABLE EMPLOYEE TO PURCHASE ANNUALLY A TWENTY-FIVE THOUSAND DOLLAR ($25,000.00) RETIREMENT ANNUITY AND TO PROVIDE EVIDENCE OF SUCH PURCHASE TO THE CORPORATION."

         5. Except as expressly amended hereby, all other terms and conditions of the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement this 10th day of June 1998.

                                     CENTRUM INDUSTRIES, INC.



/s/ George H. Wells                  By:    /s/ Timothy M. Hunter
---------------------                       -----------------------------
GEORGE H. WELLS                              TIMOTHY M. HUNTER, Secretary









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